Exhibit (99.1)

Racine Federated, Inc.

and its Subsidiaries

Consolidated Financial Statements as of and for the year ended December 31, 2011, and Report of Independent Registered Public Accounting Firm

Independent Auditor’s Report

Board of Directors and Shareholders

Racine Federated Inc. and its Subsidiaries

Racine, Wisconsin

We have audited the accompanying consolidated balance sheets of Racine Federated Inc. and its subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Racine Federated Inc. and its subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CliftonLarsonAllen LLP

Racine, Wisconsin

March 15, 2012

RACINE FEDERATED INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

ASSETS

	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$10,674,428	$7,527,791
Certificate of deposit	—	1,500,000
Accounts receivable, less allowance for doubtful accounts of $248,000 in 2011 and 2010	4,932,409	3,926,039
Income tax refunds receivable	138,260	—
Inventories	7,551,384	6,666,407
Prepaid expenses	206,037	229,050
Deferred income tax	519,200	159,100

Total current assets	24,021,718	20,008,387

PROPERTY AND EQUIPMENT	2,591,857	2,442,483

OTHER ASSETS
Patents, less accumulated amortization of $15,807 and $13,158 in 2011 and 2010, respectively	12,337	14,986
Intangible assets	240,000	12,617
Goodwill	214,225	—

Total other assets	466,562	27,603

TOTAL ASSETS	$27,080,137	$22,478,473

LIABILITIES

	2011	2010
CURRENT LIABILITIES
Accounts Payable	$1,843,552	$1,314,823
Current maturities of long-term liabilities	846,913	20,975
Accrued expenses:
Payroll and related items	2,795,345	1,218,351
Profit sharing and savings plan	313,925	286,084
Income taxes payable	27,630	62,804
Other	457,531	100,878

Total current assets	6,284,896	3,003,915

LONG-TERM LIABILITIES
Long-term liabilities, less current maturities above	452,746	580,146
Deferred income tax	50,070	44,227

Total long-term liabilities	502,816	624,373

Total liabilities	6,787,712	3,628,288

STOCKHOLDER’ EQUITY
Racine Federated Inc. and subsidiary stockholder’ equity
Common stock, no par value; 2,500,000 and 500,000 shares authorized in 2011 and 2010, respectively; 1,169,310 and 236,112 shares issued and outstanding at December 31, 2011 and 2010, respectively	683,410	677,769
Accumulated other comprehensive income:	(323,196)	(296,863)
Retained earnings	19,932,211	18,035,464

Total Racine Federated Inc. and subsidiary stockholders’ equity	20,292,425	18,416,370

Noncontrolling interest	—	433,815

Total stockholders’ equity	20,292,425	18,850,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,080,137	$22,478,473

The accompanying notes are an integral part of the consolidated financial statements.

RACINE FEDERATED INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2011 and 2010

	2011	2010
NET SALES	$42,647,437	$33,387,465

COST OF SALES	20,764,639	16,464,817

Gross profit	21,882,798	16,922,648

SELLING AND ADMINISTRATIVE EXPENSES	17,253,078	12,324,525

Income from operations	4,629,720	4,598,123

OTHER INCOME (EXPENSE)
Interest income, net	12,425	24,403
Deferred charges	(132,617)	(36,733)
Other	(113,847)	(151,128)

Income before income taxes	4,395,681	4,434,665

PROVISION FOR INCOME TAXES	1,017,831	1,221,985

NET INCOME	$3,377,850	$3,212,680

NET INCOME ATTRIBUTABLE TO:
CONTROLLING INTEREST	$2,127,388	$2,524,181

NONCONTROLLING INTEREST	1,250,462	688,499

NET INCOME	$3,377,850	$3,212,680

INCOME FROM OPERATIONS PER COMMON SHARE	$3.94	$19.34

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST PER COMMON SHARE	$1.81	$10.62

The accompanying notes are an integral part of the consolidated financial statements.

RACINE FEDERATED INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

December 31, 2011 and 2010

		Cummulative
	Common	Translation	Retained	Noncontrolling
	Stock	Adjustment	Earnings	Interest	Total
Balance, December 31, 2009	$667,248	$(440,932)	$15,819,391	$1,002,500	$17,048,207

Net income	—	—	2,524,181	688,499	3,212,680

Other comprehensive income:
Currency translation adjustment	—	144,069	—	—	144,069

Total comprehensive income					3,356,749

Issued – 200 shares	17,500	—	—	—	17,500

Redeemed – 3,601 shares	(6,979)	—	(308,108)	—	(315,087)

Dividends	—	—	—	(1,257,184)	(1,257,184)

Balance, December 31, 2010	677,769	(296,863)	18,035,464	433,815	18,850,185

Net income	—	—	2,127,388	1,250,462	3,377,850

Other comprehensive income:
Currency translation adjustment	—	(26,333)	—	—	(26,333)

Total comprehensive income					3,351,517

Issued – 500 shares	10,000	—	—	—	10,000

Redeemed – 11,750 shares	(4,359)	—	(230,641)	—	(235,000)

Dividends	—	—	—	(1,684,277)	(1,684,277)

Balance, December 31, 2011	$683,410	$(323,196)	$19,932,211	$—	$20,292,425

The accompanying notes are an integral part of the consolidated financial statements.

RACINE FEDERATED INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,377,850	$3,212,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	710,777	683,421
Provision for doubtful accounts	49,180	18,976
Deferred income taxes	(354,257)	254,887
Deferred compensation	52,022	62,589
Deferred research and development	904,706	—
Effects of changes in operating assets and liabilities:
Accounts receivable	(1,055,550)	(761,055)
Income tax refunds receivable	(138,260)	581,948
Inventories	(763,407)	(407,265)
Prepaid expenses	23,013	67,283
Accounts payable	528,729	570,381
Other	1,926,314	609,831

Net cash provided by operating activities	5,261,117	4,893,676

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of product line	(660,795)	—
Net maturity (purchase) of certificate of deposit	1,500,000	(500,000)
Purchases of property and equipment	(759,016)	(760,693)

Net cash provided by (used in) investing activities	80,189	(1,260,693)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(15,975)	(14,415)
Payments on other long-term liabilities	(242,215)	(18,451)
Proceeds from sale of common stock	10,000	17,500
Common stock redemption	(235,000)	(315,087)
Dividends paid to owners of affiliate	(1,684,277)	(1,257,184)

Net cash used in financing activities	(2,167,467)	(1,587,637)

EFFECT OF EXCHANGE RATE CHANGES IN CASH	(27,202)	145,259

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,146,637	2,190,605

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,527,791	5,337,186

CASH AND CASH EQUIVALENTS, END OF YEAR	$10,674,428	$7,527,791

The accompanying notes are an integral part of the consolidated financial statements.

RACINE FEDERATED INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Racine Federated Inc. (the Company) was incorporated in 1970 in the state of Wisconsin and is presently engaged in the manufacture and sale of construction tools and industrial flow meters. The Company’s foreign subsidiary engages in the sale and distribution of hydraulic and filtration products within Europe. The Company grants credit on sales of its products to domestic and foreign customers. The Company’s fiscal year ends on December 31. Significant accounting policies followed by the Company are presented below.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Premier Control Technologies, Ltd.

The consolidated financial statements are also combined with the financial statements of RFI Exports, Inc., its consolidated affiliate. The entity is owned by a trust whose beneficiaries are related via common ownership with the Company. RFI Exports, Inc. receives commission income based on the Company’s foreign sales which is ultimately paid out in the form of dividends to its shareholder. RFI Exports, Inc. is included in these consolidated financial statements under requirements for consolidation of variable interest entities (“VIE”). If an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, noncontrolling interests, and results of the operations of the VIE should be included in the consolidated financial statements of the enterprise. The Company has determined that RFI Exports, Inc. is a VIE and that the Company is the primary beneficiary of RFI Exports, Inc. The Company’s ownership interest is presented as a “noncontrolling interest” in the accompanying consolidated financial statements. In conjunction with and anticipation of the transaction described in Note 21, RFI Exports, Inc. was liquidated as of December 31, 2011.

All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates in Preparing Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable are uncollateralized customer obligations that generally require payment within thirty to sixty days from the invoice date. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts.

Inventories

Inventories are valued at the lower of cost or market, cost being determined principally by the first-in, first-out (FIFO) method, and market on the basis of lower of replacement cost or estimated net proceeds from sale.

Property and Equipment

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the respective assets, using straight-line and accelerated methods. Maintenance, repairs, and minor renewals are charged against earnings when incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Patents

The costs of patents acquired are amortized on a straight-line basis over the remaining legal or economic useful life of the respective patents.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets are amortized on the appropriate basis over their estimated useful lives. When an intangible asset is determined to be impaired it is written down to its fair value.

Goodwill

Goodwill is initially recorded as the excess of the cost of acquired entities over the net fair value of assets acquired less liabilities assumed and is subsequently reported at the lesser of carrying value or fair value. Goodwill is tested for impairment at least annually to determine if an impairment loss has occurred. Impairment losses, when incurred, are included in other income (expense) in the accompanying consolidated statements of operations. The Company completed the annual goodwill impairment test in 2011 and determined goodwill was not impaired.

Revenue Recognition

The Company recognizes revenues from product sales when the products are shipped or delivered and the title and risk of loss pass to the customer. Provisions for any rebates, sales incentives, promotions and product returns, and discounts to customers are accounted for as reductions in revenues in the same period revenues are recorded.

Research and Development

All costs for research and development are expensed as incurred.

Advertising

The Company expenses advertising costs as incurred.

Self-Insurance

The Company maintains a self-insurance program for hospitalization and medical coverage, generally limited to payment of $70,000 per individual ($80,000 beginning January 1, 2011) per plan year (year ending December 31) through the use of a stop-loss policy. Losses and claims are charged against income as incurred.

Shipping and Handling Costs

The Company classifies shipping and handling costs within cost of sales on the consolidated statements of operations.

Sales Taxes Collected and Remitted

The Company presents sales taxes collected from customers and remitted to governmental authorities on a gross basis, including such amounts in both revenues and cost of sales.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years’ tax returns.

NOTE 2—INVENTORIES

	2011	2010
Work in process	$203,042	$178,189
Finished goods and raw materials	7,348,342	6,488,218

Total inventories	$7,551,384	$6,666,407

NOTE 3—PROPERTY AND EQUIPMENT

	2011	2010
Land	$1,000,000	$1,000,000
Leasehold improvements	552,998	54,633
Machinery and equipment	5,703,113	5,725,922
Dies, jigs, and fixtures	2,768,493	2,612,406

Total, at cost	10,024,604	9,392,961
Less accumulated depreciation	7,432,747	6,950,478

Total property and equipment	$2,591,857	$2,442,483

Total depreciation expense was $635,511 and $644,038 for 2011 and 2010, respectively.

NOTE 4—PATENTS

Patent amortization expense was $2,649 for the years ended December 31, 2011 and 2010.

Future estimated amortization expense for patents is as follows:

2012	$2,650
2013	2,650
2014	2,650
2015	2,650
2016	1,737

Total	$12,337

NOTE 5—INTANGIBLE ASSETS

	2011	2010
Dynasonics, Inc.
Professional fee, net of amortization of $88,500 and $83,584	$—	$4,916
J-TEC Associates, Inc.
Consulting agreement, net of amortization of $185,000 and $177,299	—	7,701
Eljo Industries
Consulting agreement, net of amortization of $60,000 (see Note 20)	240,000	—

Total intangible assets	$240,000	$12,617

Amortization expense was $72,617 and $36,733 for the years ended December 31, 2011 and 2010, respectively.

NOTE 6—NOTE PAYABLE TO BANK

The Company has entered into an agreement establishing a line-of-credit of $3,000,000. Interest is due monthly at the LIBOR rate plus 1.65%, but not less than 4.50% (4.50% at December 31, 2011), and the principal is due in one payment on May 31, 2012. The line-of-credit is unsecured. At December 31, 2011 and 2010, there were no borrowings on this line-of-credit.

NOTE 7—LONG-TERM LIABILITIES

		2011	2010
Deferred compensation agreements	(1)	$608,493	$561,184
Equipment capital lease	(2)	23,961	39,937
Research and development agreement	(3)	667,205	—

Total		1,299,659	601,121
Less current maturities		846,913	20,975

Long-term portion		$452,746	$580,146

(1)	The Company has a deferred compensation plan for executives that provide, upon election, compensation, as defined by the plan, to be deferred to an unfunded account for which the Company shall credit interest at a rate equal to the yield on its 401(k) guaranteed portfolio. The entire deferred compensation liability was paid in January 2012 in connection with the transaction described in Note 21 and as a result, is classified as current at December 31, 2011 in the consolidated balance sheets.
(2)	The Company leases a phone system under a capital lease. The capitalized cost of the phone system is $176,478. Accumulated depreciation on the phone system as of December 31, 2011 and 2010 was $141,400 and $118,190, respectively. Amortization of assets held under capital leases is included with depreciation expense.

Future minimum lease payments are as follows:

2012	$15,974
2013	7,987

Present value of net minimum lease payments	$23,961

(3)	As described in Note 19, the Company entered into a research and product development agreement with a third party. A portion of the agreement committed the Company to the payment of $1,000,000, payable with a down payment of $50,000 and four installments of $237,500. Payments of $287,500 were made in 2011. The remaining payments, discounted at a rate of 4.50%, were charged to research and development expense.

The future payments are as follows:

2012	$237,500
2013	237,500
2014	237,500

712,500
Less amount representing interest	(45,295)

Total liability, as discounted	$667,205

NOTE 7—LONG-TERM LIABILITIES (CONTINUED)

The aggregate principal payments of long-term liabilities, including elected deferred compensation payouts, are as follows:

2012	$846,913
2013	225,473
2014	227,273

Total	$1,299,659

Total interest expense was $35,949 and $23,413 in 2011and 2010, respectively.

NOTE 8—STOCKHOLDERS’ EQUITY

On November 2, 2010, the Board of Directors declared a five-for-one stock split effective January 1, 2011. To effect the split, the Company’s authorized shares increased from 500,000 shares to 2,500,000 shares. Total shares outstanding following the split were 1,180,560.

NOTE 9—RETIREMENT PLAN

The Company maintains a salary deferral “401(k)” plan which allows employees to defer up to the federal allowable limit. The Company will match the first 3% of salary contributed by the employee at 100%; for the next 2% the Company will match 50%. In addition, the Company may make discretionary profit sharing contributions to this plan for employees that meet certain eligibility requirements. Total contributions by the Company were $578,004 and $519,134 for 2011 and 2010, respectively.

NOTE 10—ADVERTISING

Advertising expense amounted to $101,406 and $147,387 for 2011 and 2010, respectively.

NOTE 11—RESEARCH AND DEVELOPMENT

Research and development expense was $1,540,422 and $123,611 in 2011 and 2010, respectively.

NOTE 12—INCOME TAXES

The sources of deferred tax assets and liabilities and the tax effect of each are as follows:

	2011	2010
Deferred tax assets:
Allowance for doubtful accounts	$96,700	$96,700
Capitalized inventory costs	89,000	56,000
Limitation on deductibility of accrued liabilities	115,800	62,600
Deferred compensation expense	237,100	218,800
Noncompete and goodwill amortization differences	48,200	64,900
Research and development expense	260,200	—
Nonrefundable tax credits, Wisconsin	—	3,000

Total deferred tax assets	847,000	502,000

Deferred tax liabilities:
Property and equipment basis and depreciation differences	(331,370)	(330,927)
Prepaid expenses	(46,500)	(56,200)

Total deferred tax liabilities	(377,870)	(387,127)

Net deferred tax asset	$469,130	$114,873

The net deferred tax asset is presented in the accompanying consolidated balance sheets as follows:

	2011	2010
Current deferred tax asset	$519,200	$159,100
Noncurrent deferred tax liability	(50,070)	(44,227)

Total deferred tax asset	$469,130	$114,873

The provision for income taxes differs from that computed by applying federal statutory rates to income before income taxes, as indicated in the following analysis:

	2011	2010
Federal statutory income tax at 34%	$1,494,500	$1,507,800
Net income attributable to noncontrolling interest	(425,200)	(234,100)
Domestic production activities deduction	(122,900)	(93,400)
State taxes, net of federal benefit	114,900	31,200
Other	(43,469)	10,485

	$1,017,831	$1,221,985

NOTE 12—INCOME TAXES (CONTINUED)

The provision for income taxes consists of the following components:

	2011	2010
Current:
Federal	$1,169,302	$892,913
State	174,109	47,200
United Kingdom	28,677	26,985
Deferred	(354,257)	254,887

Total provision for income taxes	$1,017,831	$1,221,985

Federal tax credits utilized by the Company were $49,000 for the years ended December 31, 2011 and 2010. Wisconsin tax credits utilized by the Company were $42,000 and $127,000 for the years ended December 31, 2011 and 2010, respectively.

The Company follows the requirements for accounting for uncertain tax positions. The Company has determined that no liability related to uncertain tax positions was required at December 31, 2011 and 2010.

The Company files income tax returns in the U.S. federal jurisdiction and nine states. The Company is no longer subject to U.S. federal income tax examinations by tax authorities for years before 2009 or Wisconsin income tax examinations by tax authorities for years before 2011. The Internal Revenue Service (IRS) completed an examination of the Company’s income tax return for 2008 during 2010 resulting in no adjustments that would lead to a material change to the Company’s financial position. The Wisconsin Department of Revenue (WI-DOR) completed an examination of the Company’s sales and use tax returns for the years 2006-2009 as well as the Company’s income tax returns for the years 2007-2010 resulting in no adjustments that would lead to a material change to the Company’s financial position.

NOTE 13—LONG-TERM LEASES

The Company has leases for manufacturing space, automobiles, and data processing equipment with terms ranging from one to fifteen years. The Company pays the property taxes, insurance and maintenance expenses related to the leased property. Total rental expense under operating leases was $949,027 and $1,007,579 for 2011 and 2010, respectively.

Estimated minimum future obligations on operating leases in effect at December 31, 2011 are:

2012	$959,872
2013	946,108
2014	901,904
2015	885,000
2016	885,000
Thereafter	8,462,145

Total	$13,040,029

NOTE 14—CASH FLOW DISCLOSURES

Cash paid for interest and income taxes was as follows:

	2011	2010
Interest	$11,028	$6,388
Income taxes	1,523,630	896,797

Dividends paid by RFI Exports, Inc. were $1,684,277 and $1,257,184 for 2011 and 2010, respectively.

During 2010, the Company installed a phone system upgrade in the amount of $47,923 which was financed by a capital lease.

NOTE 15—SIGNIFICANT ESTIMATE AND CONCENTRATION OF CREDIT RISK

Generally accepted accounting principles require disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations. These matters include the following significant estimate:

Reserve for Self-insurance

Under its self-insurance plan, the Company accrues the estimated expense of hospitalization and medical coverage claims costs based on claims filed subsequent to year-end and an additional amount for incurred but not yet reported claims based on prior experience. An accrual for such costs of $200,000 and $240,000 is included in accrued liabilities at December 31, 2011 and 2010, respectively. Claims payments based on actual claims ultimately filed could differ materially from these estimates.

Cash and Cash Equivalents in Excess of the FDIC Limits

The Company maintains its cash and cash equivalents primarily in one commercial bank located in Racine, Wisconsin. Balances on deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured.

NOTE 16—EARNINGS PER SHARE

Earnings per share were computed on the weighted average of 1,175,435 and 237,787 shares outstanding for 2011 and 2010, respectively.

NOTE 17—EXCHANGE RATES

The exchange rate used to convert Premier Control Technologies, Ltd.’s balance sheets at December 31, 2011 and 2010 from its functional currency, the British pound, to the U.S. dollar was 1.5453 and 1.5471, respectively. Revenue and expense transactions were converted at 1.6039 and 1.5463, which were the average exchange rates for the respective periods.

Currency translation adjustments are included in other comprehensive and accumulated other comprehensive income in the consolidated statements of stockholders’ equity. Changes in accumulated other comprehensive income for the years ended December 31 are as follows:

	2011	2010
Balance, at beginning of year	$(296,863)	$(440,932)
Foreign currency translation adjustments	(26,333)	144,069

Balance, at end of year	$(323,196)	$(296,863)

NOTE 18—CONTINGENT LIABILITIES

The Company has a pending legal matter as of December 31, 2011 relating to a product liability suit, which is fully covered under their product liability insurance. The Company does not anticipate any exposure or damages as a result of this case.

NOTE 19—COMMITMENTS

The Company has entered into an agreement with an unrelated third party to develop a coriolis mass flow meter for the Company’s manufacture and use. In addition to the development fee described in Note 7, the agreement requires various payments for the development of the product line and transition of the product line to the Company as certain milestones are reached. Total milestone payments under this agreement were $300,000 for 2011 and are included in research and development expense. Total future milestone obligations under the agreement are projected to be as follows:

2012	$730,000
2013	645,000

Total	$1,375,000

Milestone obligations could cease upon the occurrence of several events including the third-party failing to meet and, upon notification by the Company, cure milestone events.

NOTE 20—ACQUISITION

During 2011, the Company purchased a product line from Eljo Industries for $960,795. The product line relates to concrete screeding equipment. The purchase method of accounting was used to account for the acquisition, and the purchase price was allocated as follows:

Inventory	$121,570
Tooling and equipment	25,000
Goodwill	214,225
Consulting agreement	600,000

Total	$960,795

The Company paid the entire purchase price, less one half of the consulting agreement at the closing. The portion of the consulting agreement paid at closing $(300,000) is being amortized over five years, and is described in Note 5. The remaining portion of the agreement $(300,000) will be expensed as paid, in annual installments of $60,000 ending in December 2015.

NOTE 21—SUBSEQUENT EVENTS

Subsequent events were evaluated through March 15, 2012, which is the date the consolidated financial statements were available to be issued. Events or transactions occurring after December 31, 2011, but prior to March 15, 2012, that provided additional evidence about conditions that existed at December 31, 2011, have been recognized in the consolidated financial statements for the year ended December 31, 2011. Events or transactions that provided evidence about conditions that did not exist at December 31, 2011 but arose before the consolidated financial statements were available to be issued have not been recognized in the consolidated financial statements for the year ended December 31, 2011.

In December 2011, the Board of Directors executed an agreement approved by the shareholders to sell the stock of the Company to Badger Meter, Inc. for cash of $57.1 million, subject to post-closing adjustments. The Company will continue and become a wholly-owned subsidiary of Badger Meter, Inc. The transaction was completed after the end of business on January 31, 2012.

This information is an integral part of the accompanying consolidated financial statements.